UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 12, 2019 (June 10, 2019)

Bank First National Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	001-38676	39-1435359
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

402 North 8th Street, Manitowoc, WI	54220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(920) 652-3100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BFC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for company with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                        ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

Bank First National Corporation (the “Company”) held its 2019 Annual Meeting of Shareholders on June 10, 2019 (the “Annual Meeting”). Following is a summary of the proposals that were submitted to the shareholders for approval and a tabulation of the votes with respect to each proposal.

Proposal 1

The proposal was to elect as directors the three (3) nominees named in the proxy statement to serve until the 2022 Annual Meeting of Shareholders.

Nominee	Votes For	Vote Against	Abstentions	Broker Non-Votes
Michael G. Ansay	3,042,500	539,335	0	1,596,828
Judy L. Heun	2,813,627	768,208	0	1,596,828
Michael B. Molepske	3,186,586	395,249	0	1,596,828

Proposal 2

The proposal was to ratify the appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2019.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,514,591	602,877	61,195	0

Proposal 3

The proposal was to approve the name change of the Company from Bank First National Corporation to Bank First Corporation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,825,011	343,049	10,603	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK FIRST NATIONAL CORPORATION

Date: June 12, 2019	By:	/s/ Kevin M. LeMahieu
Kevin M. LeMahieu
Chief Financial Officer